UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Following the previously-announced transition in the role of Chief Financial Officer, Bitcoin Depot, Inc., (the “Company”) has announced that the Board of Directors (the “Board”) has appointed David M. Gray as Chief Financial Officer of the Company, effective as of March 24, 2025. Mr. Scott Buchanan, who has been serving as Acting CFO and Principal Financial Officer since November 15, 2024, has stepped down as Acting CFO effective as of March 24, 2025, but will remain the Company’s Principal Financial Officer through March 31, 2025, at which time Mr. Gray will become the Company’s Principal Financial Officer.

Mr. Gray, age 56, most recently served as Chief Financial Officer of Aviat Networks (NASDAQ: AVNW), from October of 2021 until May of 2024. Prior to that, Mr. Gray served in various corporate finance and treasury roles of Superior Essex from 2014 to 2021, most recently as Chief Financial Officer and Treasurer since 2017. Mr. Gray holds a Bachelor of Science in Accounting from Penn State University, is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA). There are no arrangements or understandings between Mr. Gray and any other person pursuant to which he was appointed to serve as Chief Financial Officer. Mr. Gray does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Gray’s appointment, the Company and Mr. Gray entered into an offer letter that provides that Mr. Gray will receive an annual base salary of $300,000 and a target annual bonus of $100,000, 50% of which is based on Company performance with the other 50% being discretionary. Mr. Gray will also receive a grant of restricted stock units having an approximate grant date value of $200,000 on terms and conditions that are generally consistent with other equity-based awards granted to senior executives of the Company. Mr. Gray is also eligible for paid time off, reimbursement of business expenses, and participation in any health, dental and vision benefits provided by the Company to similarly situated executives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: March 24, 2025	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer